EXHIBIT 99.2

                           Alpha Innotech Corporation
                         Unaudited Financial Information
                     For the Six Months Ended June 30, 2005

                                                                            Page
                                                                            ----

Condensed Consolidated Balance Sheets ...................................      2

Condensed Consolidated Statements of Operations .........................      3

Condensed Consolidated Statement of Changes in Shareholders' Deficit ....      4

Condensed Consolidated Statements of Cash Flow ..........................      5

Notes to the Condensed Consolidated Financial Statements ................    6-8

                           ALPHA INNOTECH CORPORATION
                      Condensed Consolidated Balance Sheets
                    As of June 30, 2005 and December 31, 2004
                        (in thousands, except share data)
                                   (Unaudited)


                                                           June 30,    Dec. 31,
                                                             2005        2004
                                                           --------    --------
                           ASSETS
Current assets:
     Cash and cash equivalents .........................   $    566    $     40
     Accounts receivable, net ..........................      1,261       1,975
     Inventory, net ....................................        799         725
     Prepaid expenses and other current assets .........        110         170
                                                           --------    --------

         Total current assets ..........................      2,736       2,910

Property and equipment, net ............................      1,243       1,434

Other assets ...........................................         75          80
                                                           --------    --------

              Total assets .............................   $  4,054    $  4,424
                                                           ========    ========

       IABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
             STOCK AND SHAREHOLDERS' DEFICIT

Current liabilities:
     Accounts payable ..................................   $  1,918    $  1,617
     Accrued liabilities ...............................      1,092       1,089
     Current portion of debt ...........................      1,635       1,610
     Deferred revenue ..................................        586         575
     Other current liabilities .........................        167         181
                                                           --------    --------

         Total current liabilities .....................      5,398       5,072
                                                           --------    --------

Debt, less current portion .............................      1,100        --
                                                           --------    --------

Commitments and contingencies ..........................       --          --
                                                           --------    --------

Redeemable  Convertible  Preferred  stock, no
     par value, authorized 24,000,000 shares:
         Series A, issued and outstanding
              10,533,334 and 10,533,334 shares
              (liquidation value of $7,900 at
              June 30, 2005 and December 31, 2004) .....     10,610      10,273
         Series A-1, issued and outstanding
              7,343,418 and 7,343,418 shares
              (liquidation value of $2,203 at
              June 30, 2005 and December 31, 2004) .....      2,272       2,181
                                                           --------    --------
              Total redeemable convertible
                  preferred stock ......................     12,882      12,454
                                                           --------    --------

Shareholders' deficit:
     Common stock, Series A, no par value
         per share:
             Authorized 60,000,000 shares
             Issued and outstanding 23,180,587
                 and 23,177,526 shares .................      1,148       1,147
     Accumulated deficit ...............................    (16,474)    (14,249)
                                                           --------    --------

         Total shareholders' deficit ...................    (15,326)    (13,102)
                                                           --------    --------
              Total liabilities, redeemable
                 convertible preferred stock
                 and shareholders' deficit .............   $  4,054    $  4,424
                                                           ========    ========

         The accompanying notes are an integral part of these condensed consolidated financial statements.

                           ALPHA INNOTECH CORPORATION
                 Condensed Consolidated Statements of Operations
                 For the Six Months Ended June 30, 2005 and 2004
                        (in thousands, except share data)
                                   (Unaudited)

                                                     June 30,        June 30,
                                                       2005            2004
                                                   ------------    ------------

Revenue ........................................   $      5,018    $      4,810

Cost of goods sold .............................          2,773           2,526
                                                   ------------    ------------

     Gross profit ..............................          2,245           2,284

Operating expenses:
     Sales and marketing .......................          2,428           1,939
     Research and development expenses .........            807           1,038
     General and administrative expenses .......            643             662
                                                   ------------    ------------

         Total operating expenses ..............          3,878           3,639
                                                   ------------    ------------

              Loss from operations .............         (1,633)         (1,355)

Other income (expense):
     Interest expense ..........................           (159)           (142)
     Other income (expense) ....................             (5)             (3)
                                                   ------------    ------------

         Total other income (expense) ..........           (164)           (145)
                                                   ------------    ------------

     Net loss ..................................         (1,797)         (1,500)

Accretions on redeemable convertible
    preferred stock ............................           (428)           (352)
                                                   ------------    ------------

     Net loss applicable to common shareholders    $     (2,225)   $     (1,852)
                                                   ============    ============

Net loss per share - basis and diluted .........   $      (0.10)   $      (0.08)
                                                   ============    ============

Number of shares used in computing basis and
    diluted net loss per share
                                                     23,179,057      23,173,935
                                                   ============    ============

         The accompanying notes are an integral part of these condensed consolidated financial statements.

                           ALPHA INNOTECH CORPORATION
      Condensed Consolidated Statement of Changes in Shareholders' Deficit
                       For the Period Ended June 30, 2005
                        (in thousands, except share data)
                                   (Unaudited)

                                    Redeemable Convertible Preferred Stock
                               ----------------------------------------------
                                      Series A               Series A-1             Common Stock
                               ----------------------  ----------------------  ----------------------
                                 Number                  Number                  Number               Accumulated
                               of Shares      Value    of Shares      Value    of Shares      Value     Deficit       Total
                               ----------  ----------  ----------  ----------  ----------  ----------  ----------   ----------
Balance at January 1, 2005 .  10,533,334  $   10,273   7,343,418  $    2,181  23,177,526  $    1,147  $  (14,249)  $  (13,102)

Accretion of preferred stock
   to redemption value .....        --            21        --             3        --          --           (24)         (24)

Accretion of cumulative
   preferred dividend ......        --           316        --            88        --          --          (404)        (404)

Exercise of common stock
   options for cash ........        --          --          --          --         3,061           1        --              1

Net loss ...................        --          --          --          --          --          --        (1,797)      (1,797)
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------   ----------

  Balance at June 30, 2005 .  10,533,334  $   10,610   7,343,418  $    2,272  23,180,587  $    1,148  $  (16,474)  $  (15,326)
                              ==========  ==========  ==========  ==========  ==========  ==========  ==========   ==========

         The accompanying notes are an integral part of these condensed consolidated financial statements.

                           ALPHA INNOTECH CORPORATION
                 Condensed Consolidated Statements of Cash Flows
                 For the Six Months Ended June 30, 2005 and 2004

                                                                            June 30,     June 30,
                                                                              2005         2004
                                                                            -------      -------
Cash flows from operating activities:
     Net loss .........................................................     $(1,797)     $(1,500)
     Adjustments to reconcile net income to net cash used in operating activities:
              Depreciation ............................................         331          388
              Allowance for doubtful accounts .........................          10           33
              Interest on convertible notes payable ...................        --             24
              Amortization of deferred stock-based compensation .......        --              2
     Change in operating assets and liabilities:
         Accounts receivables .........................................         705          (94)
         Inventories ..................................................         (74)         458
         Prepaid expenses and other current assets ....................          60          (36)
         Other assets .................................................           4           (2)
         Accounts payable .............................................         301          448
         Accrued liabilities ..........................................           3          158
         Other accrued liabilities ....................................         (14)         (66)
         Deferred revenue .............................................          11          (23)
                                                                            -------      -------

              Net cash used in operating activities ...................        (460)        (210)
                                                                            -------      -------

Cash flows from investing activities:
     Purchase of property, plant and equipment ........................        (140)        (149)
                                                                            -------      -------

         Net cash used in investing activities ........................        (140)        (149)
                                                                            -------      -------

Cash flows from financing activities:
     Proceeds from borrowing of debt obligation .......................       1,500          800
     Repayment of debt obligation .....................................        (375)        (742)
     Proceeds from issuance of convertible notes ......................        --            337
     Proceeds from exercise of common stock options ...................           1         --
                                                                            -------      -------

         Net cash provided by financing activities ....................       1,126          395
                                                                            -------      -------

              Net increase in cash and cash equivalents ...............         526           36

Cash and cash equivalents - beginning of the period ...................          40          172
                                                                            -------      -------

     Cash and cash equivalents - end of the period ....................     $   566      $   208
                                                                            =======      =======

Supplemental disclosure of non-cash investing and financing activities:
     Accretion of preferred stock to redemption value .................     $   428      $   352
                                                                            =======      =======

         The accompanying notes are an integral part of these condensed consolidated financial statements.

                           ALPHA INNOTECH CORPORATION
            Notes to the Condensed Consolidated Financial Statements
                        (in thousands, except share data)


1.       Formation and Business of the Company

         GENERAL - Alpha Innotech Corporation and subsidiary (the "Company") was incorporated and began operations in June, 1992, in the state of California, with facilities in San Leandro, California. The Company develops and markets digital imaging systems for image documentation, quantitative analysis, and image archiving. These systems are used with electrophoresis samples (gel, blots, autoradiographs, etc), microscopy applications, and general imaging from insects to culture plates. The Company has a wholly owned subsidiary, Alpha Innotech Limited, which is located in the UK and commenced sales operation in September 2001. This office location closed its operations in August 2003.

         The Company obtained an additional convertible notes payable financing offering totaling $670 during March and September of 2004. However, the Company has incurred substantial losses and negative cash flows from operations. For the year ended December 31, 2004, the Company incurred a loss from operations of $3,298 and negative cash flows from operations of $1,299 and has a working capital deficiency as of December 31, 2004. Management expects operating losses to continue for the foreseeable future because of additional costs and expenses related to research and development activities. Failure to generate sufficient revenues, raise additional capital or reduce certain discretionary spending could have a material adverse effect on the Company's ability to achieve its intended business objectives.

         GOING CONCERN - The accompanying condensed consolidated financial statements have been prepared on a going concern basis that contemplates the realization of assets and discharge of liabilities in the normal course of business. From inception, the Company has incurred recurring losses from operation totaling approximately $13,600 and has been unable to generate positive cash flow from operations. These conditions raise substantial doubts about the Company's ability to continue as a going concern. The Company has been able to fund its operating losses to date primarily through the sale of preferred stock. The ability of the Company to manage its operating expenses to a level that can be financed by existing cash is critical to the Company's ability to continue as a going concern. Management plans to manage expenses and obtain additional funds through reverse merge with a public company. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

2.       Summary of Significant Accounting Policies

         BASIS OF PRESENTATION - The accompanying interim condensed consolidated financial statements do not include all disclosures included in the consolidated financial statements for the year ended December 31, 2004, and therefore, these consolidated financial statements should be read in conjunction with these interim condensed consolidated financial in this filing.

         In the opinion of management, these interim condensed consolidated financial statements reflect all adjustments necessary for a fair presentation of the financial position, results of operations, and cash flows for the interim periods and dates presented.

         STOCK-BASED COMPENSATION - The Company has adopted the interim disclosure provisions of SFAS No. 148, "Accounting for Stock-based Compensation and Disclosures." Related interim disclosures are as follows.

         The Company Measures compensation expense for its employee stock-based compensation awards using the intrinsic value method and provides pro forma disclosures of net loss and loss per share as if a fair value has been applied. Therefore, compensation cost for employee stock awards is measured as the excess, if any, of the fair value of our common stock at the grant date or remeasurement date over the amount an employee must pay to acquire the stock and is amortized over the related service periods using the straight-line method. Compensation expense previously recorded for unvested employee stock-based compensation awards that are forfeited upon the employee termination is reversed in the period of forfeiture.

                           ALPHA INNOTECH CORPORATION
            Notes to the Condensed Consolidated Financial Statements
                        (in thousands, except share data)


2.       Summary of Significant Accounting Policies (Continued)

         Had compensation cost for the Company's stock option plans been determined based on the fair market value at the grant dates for stock options granted consistent with the provisions of SFAS 123, the expense, net of the related tax effect, would have been immaterial to the Company's net loss.

3.       Balance Sheet Components

                                                             JUNE 30,   DEC. 31,
                                                               2005       2004
                                                             -------    -------

Accounts receivable, net
     Accounts receivable .................................   $ 1,353    $ 2,057
     Less allowance for sales returns ....................       (75)       (35)
     Less allowance for doubtful accounts ................       (17)       (47)
                                                             -------    -------

         Accounts receivable, net ........................   $ 1,261    $ 1,975
                                                             =======    =======

Inventory, net
     Raw materials .......................................   $   872    $   775
     Finished goods ......................................      --           18
     Inventory in transit ................................        41         13
     Less allowance for excess and obsolete inventory ....      (114)       (81)
                                                             -------    -------

         Inventory, net ..................................   $   799    $   725
                                                             =======    =======

Property and equipment, net
     Machinery and equipment .............................   $   390    $   353
     Furniture and fixtures ..............................       208        203
     Leasehold improvements ..............................     1,508      1,508
     Loaner and demonstration units ......................     1,128      1,110
     Computers ...........................................       308        300
     Software ............................................        91         87
                                                             -------    -------

         Property and equipment ..........................     3,633      3,561

     Less accumulated depreciation and amortization ......    (2,390)    (2,127)
                                                             -------    -------

         Property and equipment, net .....................   $ 1,243    $ 1,434
                                                             =======    =======

Accrued liabilities:
     Payroll and related .................................   $   628    $   626
     Warranty ............................................       107        101
     Audit and tax accrual ...............................        35         73
     Finder's fee ........................................       198        175
     Other ...............................................       124        114
                                                             -------    -------

         Accrued liabilities .............................   $ 1,092    $ 1,089
                                                             =======    =======

                           ALPHA INNOTECH CORPORATION
            Notes to the Condensed Consolidated Financial Statements
                        (in thousands, except share data)


4.       Xtrana

         On December 14, 2004, Xtrana, Inc. a Delaware corporation ("Xtrana"), AIC Merger Corporation, a California corporation and a wholly-owned subsidiary of Xtrana ("Xtrana Sub"), and the Company entered into an Agreement and Plan of Merger pursuant to which Xtrana Sub will be merged with and into the Company, with the Company continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Xtrana. This plan of merger was approved on October 3, 2005.

5.       Debt

         On April 8, 2005, the Company secured a loan in the amount of $1,500 from Alexandria Finance, LLC. The loan bears interest at the rate of 12.5% per annum and the outstanding principal amount of the loan is due and payable in 30 equal monthly installments beginning on November 1, 2005. The obligations under the loan are secured by a second priority lien and security interest in substantially all assets of the Company. The Company has issued a seven-year warrant to purchase 900,000 shares of its common stock at a purchase price of $0.20 per share in connection with this loan financing.